Exhibit 10.1

                              SETTLEMENT AGREEMENT

     1. The parties to this Settlement Agreement (the "Agreement") are Capital Ventures International ("CVI") and Network Commerce Inc. ("NCI").

     2. "Contract" means the Securities Purchase Agreement dated as of September 28, 2000 between NCI and CVI and all amendments thereto. "Contract" includes all documents (other than the Registration Rights Agreement) executed in connection with the Securities Purchase Agreement, i.e., Convertible Notes Nos. 1-20 and the Stock Purchase Warrant, all dated as of September 28, 2000, and the related documents and side letters listed in Exhibit B attached hereto, which the parties represent are the only documents known to them which modify the Securities Purchase Agreement.

     3. Immediately upon mutual execution of this Agreement, NCI shall (a) pay CVI the sum of Two Million Two Hundred Thousand United States Dollars ($2,200,000.00) and (b) deliver a $1,500,000.00 Promissory Note (the "Settlement Note") to CVI in the form attached hereto as Exhibit A. Payment of the $2,200,000.00 shall be made by wire fund transfer to CVI's account in accordance with wire instructions provided by CVI to NCI prior to the execution of this Settlement Agreement. Upon the payment of the $2,200,000.00 and the delivery of the Settlement Note, CVI agrees that NCI will have satisfied all of its past, present and future obligations to CVI under the Contract.

     4. NCI represents, warrants and covenants to CVI that the Settlement Note and the shares of NCI common stock issuable upon conversion of the Settlement Note may be issued to CVI without registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the exemption set forth in
Section 3(a)(9) of the Securities Act. NCI agrees for purposes of determining CVI's compliance with the holding period requirements of Rules 144(d) and (k) under the Securities Act, CVI shall be deemed to have acquired the Settlement Note as of September 28, 2000.

     5. CVI does not release (a) CVI's claim against NCI for alleged violation of Section 10(b) of the Securities Exchange Act and Rule 10b-5 promulgated thereunder, stated in Count I of its May 22, 2001 complaint filed in the United States District Court for the Southern District of New York under Civil Action No. 01CV-4390 (the "Complaint"), (b) CVI's claim against Dwayne M. Walker, Alan
D. Koslow, Mark H. Terbeek, Jacob I. Friesel, Mark C. McClure, Bret R. Maxwell, John R. Snedegar, Eytan J. Lombroso, and David M. Lonsdale (the "Individual Defendants") for alleged violation of Section 20(a) of the Securities Exchange Act, stated in Count II of the Complaint, and (c) CVI's claim for fraudulent inducement set forth in Count III of the Complaint. CVI agrees that in partial consideration for its receipt of the cash payment and Settlement Note pursuant to this Agreement, CVI shall not, in prosecuting its claims against NCI and the Individual Defendants preserved under this Agreement, assert a claim in excess of the principal amount of $20,000,000.00 less any value received (and not returned, paid-over or disgorged as described in Paragraph 11 below) pursuant to this Agreement; provided that NCI and the Individual Defendants shall not be deemed to admit the validity of CVI's claim or that NCI and the Individual Defendants are not entitled to other setoffs or reductions in CVI's claim. 6. Except as set forth in Paragraph 5, and contingent upon the payment and delivery set forth in Paragraph 3 above, CVI hereby releases NCI and the Additional Released Parties described below, and NCI hereby releases CVI and the Additional Released Parties described below, from all Released Claims. "Released Claims" means any and all claims, demands, causes of action, actions, rights, liabilities, contract obligations, damages, attorneys' fees, costs, torts, suits, debts, and sums of money, at law or in equity or otherwise, whether direct or indirect, known or unknown, which the releasing parties now own or hold, or have at any time heretofore owned or held, against the persons and entities they are releasing or any of them, in any capacity, based upon the Contract. In addition to the other limitations set forth in this Settlement Agreement, these releases shall not extend to any claims that arise out of this Agreement or out of any of the other documents executed or delivered pursuant to this Agreement.

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     7. The releases described in Paragraph 6, as limited by Paragraph 5, extend to and inure to the benefit of the parties hereto and the following Additional Released Parties: all of the parties' past and present shareholders, officers, directors, agents, employees, representatives, attorneys, parents, subsidiaries, affiliates, predecessors, successors, transferees, assigns and related entities thereof, and all past and present shareholders, officers, directors, agents, employees, representatives and attorneys of any of said persons and entities, including the Individual Defendants.

     8. Promptly upon the mutual execution of this Agreement, the parties shall execute and file, or cause to be executed and filed, a stipulated order of dismissal with prejudice of Counts IV-VI in the Complaint.

     9. This Agreement is a result of a compromise and shall not at any time or for any purpose be considered as an admission of liability on the part of any of the parties, who continue to deny all liability.

     10. This Agreement, together with the Exhibits, constitutes the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be modified, interpreted, amended, waived or revoked orally, but only by a writing signed by all parties. This Agreement supersedes and replaces all prior agreements, all of which are superseded by this Agreement. No party is entering into this Agreement in reliance on any oral or written promises, inducements, representations, understandings, interpretations or agreements other than those contained in this Agreement and the Exhibit hereto.

     11. In the event that in any bankruptcy proceeding instituted by or against NCI, CVI is required to return, pay-over or disgorge any of the consideration paid or delivered to CVI as a result of this Settlement Agreement then, CVI's release of its claims herein shall be of no force or effect and CVI shall be entitled to assert in any such bankruptcy proceeding the full extent of any debt or equity position which it holds as of the date of this Settlement Agreement. This provision shall be operative regardless of the theory (i.e., preference, fraudulent conveyance, etc.) which may be asserted against CVI in such bankruptcy proceeding and regardless of the entity (i.e., debtor, trustee, creditors committee, etc.) who may make such an assertion or file such a complaint against CVI.

     12. No event or circumstance has occurred or exists with respect to NCI or its subsidiaries or their respective businesses, properties, prospects, operations or financial conditions, which has not been publicly disclosed but, under applicable law, rule or regulation, would be required to be disclosed by NCI in a registration statement filed on the date hereof by NCI under the Securities Act of 1933, as amended, with respect to a primary issuance of NCI's securities.

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CAPITAL VENTURES INTERNATIONAL

By:      Heights Capital Management, Inc.
         Its authorized agent



By__________________________________        Dated____________________________
    Name:
    Title:


NETWORK COMMERCE INC.


By____________________________________      Dated____________________________
Its___________________________________












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                                   Exhibit A

                                 PROMISSORY NOTE


Seattle, Washington
July 26, 2001

     FOR VALUE RECEIVED, in accordance with and upon the terms and conditions contained in this Promissory Note (this "Note"), NETWORK COMMERCE INC. (the "Company"), promises to pay to CAPITAL VENTURES INTERNATIONAL (the "Holder"), the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000), without interest, until the entire principal hereof shall be fully paid.

     1. Term.

     1.1 Principal due under this Note shall be due and payable on January 27, 2003 (the "Maturity Date"), unless prior to such time this Note has been accelerated in accordance with Section 5 below.

     1.2 Payments of principal shall be made in lawful money of the United States of America by certified or cashier's check, or by wire transfer of immediately available federal funds to the account of Holder at such banking institution as Holder shall designate in writing or by check sent to the Holder's address.

     2. Optional Conversion.

     2.1 At any time upon the written notice of the Holder ("Notice"), the outstanding principal of this Note, in whole or in part, shall be converted automatically into a number of fully paid and nonassessable shares of Common Stock of the Company equal to the quotient obtained by dividing the amount of outstanding principal of the Note subject to conversion by $2.00, as adjusted for any stock split, stock dividend, reverse stock split, combination, reclassification or similar event (the "Conversion Shares").

     2.2 Upon surrender of this Note accompanied by the Notice, the Company shall within three business days of the date specified in the Notice ("Notice Date"), provided the Notice or a copy of the Notice is delivered to the Company at or before 11:59 p.m. New York City time, issue and deliver to the Holder or its nominee (a) the Conversion Shares and (b) a new Note in the form hereof representing the balance of the principal amount hereof not being converted, if


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any. If the Company's  transfer agent is  participating  in the Depository Trust
Company ("DTC") Fast Automated Securities Transfer program, and so long as the certificates therefore do not bear a legend and the Holder is not then required to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electrically transmit the Conversion Shares to the Holder by crediting the account of the Holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DTC Transfer"). If the aforementioned conditions to a DTC Transfer are not satisfied, the Company shall deliver to the Holder physical certificates representing the Conversion Shares. Further, a Holder may instruct the Company to deliver physical certificates representing the Conversion Shares in lieu of delivering such shares by DTC Transfer. The Conversion Shares shall be deemed to be Registrable Securities pursuant to the Registration Rights Agreement, dated as of September 28, 2000, between the Company and Holder (the "Registration Rights Agreement"). As soon as practicable following the execution and delivery of this Note, and in no case
later  than  August  6,  2001,   the  Company  shall  file  a  supplement   (the
"Supplement") to the registration statement, file no. 333-48708 (the "Original Registration Statement") (if the Company qualifies under the Securities Act of 1933 to file the Supplement) to cause no less than 400,000 Conversion Shares to be immediately available for resale pursuant to the Original Registration Statement. In addition, as promptly as practicable following the execution and delivery of this Note, the Company shall file a new registration statement (the "New Registration Statement") to register the resale of all Conversion Shares not available for resale pursuant to the Original Registration Statement and shall cause the New Registration Statement to be effective no later than October 30, 2001. The Original Registration Statement, the Supplement and the New Registration Statement are collectively referred to herein as the "Registration Statement." CVI waives any covenant that may require NCI common shares to be listed or included for quotation on the NASDAQ National Market, NASDAQ SmallCap Market, New York Stock Exchange or the American Stock Exchange. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and subject to the approval of) Holder and its counsel prior to its filing or other submission. All covenants and agreements in the Registration Rights Agreement shall apply as closely as possible to the Registration Statement. After October 30, 2001, all Conversion Shares will be registered pursuant to the Registration Statement. If at any time after August 6, 2001 and prior to October 30, 2001, resales of up to 400,000 Conversion Shares (provided that the Company is eligible to file the Supplement), or if at any time after October 30, 2001, resales of all Conversion Shares (regardless of whether the Company is eligible to file the Supplement), cannot be made pursuant to the Registration Statement (by reason of stop order or the Company's failure to obtain or maintain the effectiveness of the Registration Statement or any other reason outside the control of Holder), then the Company will make payments to the Holder as partial relief for the damages to Holder by reason of any such limitation on its ability to sell the Conversion Shares (which remedy shall not be exclusive of any other remedies available at law or equity). In such case, the Company shall pay to Holder an amount equal to the product of (i) the number of Conversion Shares issuable to Holder that cannot be sold pursuant to the Registration Statement in compliance with this Paragraph 2.2, multiplied by $2.00, multiplied by (ii) two hundredths (.02) for each thirty day period (or portion thereof) during which such sales cannot be made pursuant to the Registration Statement.

     2.3 If any conversion of this Note would result in the issuance of a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion of the Note shall be the nearest whole number of shares.

     3. Restrictions of Conversion and Transfer. In no event shall the Holder have the right to convert any portion of this Note into shares of Common Stock or to dispose of any portion of this Note to the extent that such right to effect such conversion or disposition would result in the Holder or any of its affiliates beneficially owning more than 4.99% of the outstanding shares of Common Stock. For purposes of this Paragraph 3, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Act of 1933, as amended, and Regulation 13D-G thereunder. The restriction contained in this Paragraph 3 shall not be altered, amended, deleted or changed in any manner whatsoever unless the holders of a majority of the outstanding shares of Common Stock and the Holder shall approve, in writing, such alteration, amendment, deletion or change. Notwithstanding anything in this Paragraph 3 to the contrary, the restriction on conversion set forth herein shall not apply to any conversion effected after receipt by the Holder of a Redemption Notice. A violation of this restriction shall not be deemed a Default.

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     4.  Participation  in  Distributions  on an "As  Converted"  Basis.  If the
Company shall declare or make any distribution to holders of its Common Stock at any time while any portion of this Note is outstanding, then the Holder shall be entitled to receive an amount of such distribution as would have been payable to the Holder had the Holder fully converted this Note into Conversion Shares immediately prior to the record date applicable to such declaration or distribution.

     5. Acceleration and Default.

     5.1 When Acceleration Permitted. Holder may by notice to the Company accelerate the Maturity Date of this Note so that immediate payment is required if bankruptcy, receivership, insolvency or other similar proceedings are instituted by or against the Company (such an occurrence a "Default").

     5.2 Non-waiver. The Company waives presentment, notice of dishonor and protest. Failure or delay of Holder to send Notice of acceleration or demand for payment shall not constitute a waiver of the right to exercise the option in the event of subsequent Default or in the event of continuance of any existing Default after demand for the performance of the terms of this Note.

     6. Redemption of Note.

     6.1 The Company may redeem this Note at any time for a redemption price equal to the full principal amount hereof. If the Company elects to redeem this
Note it shall provide the Holder written notice (the "Redemption Notice") of such election. The Redemption Notice shall specify the date (the "Redemption Date"), which shall be a date at least ten (10) days after the Holder's receipt of the Redemption Notice, on which the Company shall redeem this Note and instructions for the Holder to tender the Note for redemption.

     6.2 Notwithstanding receipt of a Redemption Notice, the Holder may elect to convert this Note in accordance with Section 2 hereof on any day up to and including the day immediately preceding the Redemption Date by providing the Company Notice.

     7. Miscellaneous.

     7.1 Notice. All notices and statements provided for herein shall be in writing and shall be deemed given (i) three (3) days after deposit in the U.S. mail if sent by Registered or Certified mail, postage prepaid, addressed to the parties at their addresses set forth below; (ii) immediately upon personal delivery to a party; (iii) if by courier, on the date that the courier warrants that delivery will occur; or (iv) if by telex or facsimile, when receipt is confirmed by the transmission equipment or acknowledged by the addressee. A party may change its address by giving notice thereof to the other party as provided herein.

If to the Company:                          If to the Holder:

Network Commerce Inc.                       Capital Ventures International
411 First Ave. South, Suite 200 North       c/o Heights Capital Management, Inc.
Seattle, Washington  98104                  425 California Street, Suite 1100
Telecopy: (206) 223-2324                    San Francisco, California  94104
                                            Telecopy: (415) 403-6525


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     7.2  Assignment.  This  Note  shall be  binding  upon the  Company  and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns.

     7.3 Replacement of Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon delivery of indemnity satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company will issue a new Note, of like tenor, in lieu, and dated the date, of such lost, stolen, destroyed or mutilated Note.

     7.4 Governing law. This Note is governed by the laws of the state of New York.

     7.5 Severability. Each clause of this Note is severable. If any clause is ruled void or unenforceable, the balance of the Note shall nonetheless remain in effect.

     7.6 Collection Costs. If a Default is made in payment of this Note, the Company shall pay the Holder hereof its costs of collection, including reasonable attorney's fees.


                         NETWORK COMMERCE INC.



                         By:
                               -----------------------------------------------

                          Its:
                               -----------------------------------------------





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

                        EXHIBIT B TO SETTLEMENT AGREEMENT

     November 30, 2000 Letter Agreement between Network Commerce Inc. and Capital Ventures International.